June 4, 1996



Go-Video, Inc.
7835 McClain Drive
Scottsdale, Arizona  85260


         Re: Accounts Financing Agreement [Security Agreement], dated as of October 12, 1992 (as amended to date, the "Accounts Agreement"), between Go-Video, Inc. ("Go") and Congress Financial Corporation (Western) ("Congress"), Agreement Re: Inventory Loans, dated as of October 12, 1992 (as amended to date, the "Inventory Agreement"), between Go and Congress, Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement], dated October 12, 1992 (as amended to date, the "Trade Financing Agreement"), between Go and Congress.

Gentlemen:

         Reference is hereby made to the fact that the currently effective amendments to the Accounts Agreement, the Inventory Agreement and the Trade Financing Agreement are set forth in the Third Combined Amendment to Financing Agreements, dated as of August 11, 1995, together with the various amendments to each such agreement (each an "Amendment") referred to therein, and that certain letter agreement dated as of October 19, 1995.

          The purpose of this letter is to amend the Accounts Agreement, the Inventory Agreement and the Trade Financing Agreement, and the Amendments to each, as follows:

          1. Paragraph 6 of the Accounts Agreement is hereby amended by deleting
Section 6.11 thereto and replacing it with the following:

                  "6.11. Commencing June, 4, 1996, we shall maintain on our books a reserve for returns of at least $112,500, which reserve will be increased at a rate of $75,000 per week commencing December 1, 1996, until it reaches $337,500 on December 15, 1996
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Go-Video
June 4, 1996                                                              Page 2


         and shall remain at that level until March 31, 1997. The reserve for returns shall be reduced at the rate of $75,000 per week commencing on April 1, 1997, until it returns to $112,500 on April 15, 1997."

          2. Paragraph 14 of the Amendment to the Accounts Agreement is hereby amended in its entirety to read as follows:

                  "14. Congress shall have a continuing right, in its sole discretion, to withhold a reserve against Eligible Accounts equal to:
         (a) 35% of the face amount of all documentary letters of credit issued for the purchase of Eligible Inventory consisting of dual deck VCRs (series 4000 and 6000 only), and which are outstanding at any one time during the period commencing June 4, 1996 through November 17, 1996, which rate shall be increased for such letters of credit by 5 percentage points on November 18, 1996, and by an additional 5 percentage points on each subsequent Monday thereafter until such rate is 50%; (b) 50% of the face amount of all other documentary letters of credit; or (c) 100% of the face amount of all other letters of credit, including standby letters of credit, in each case increased by all duty and freight on the subject Inventory."

          3. The Inventory Agreement is hereby amended as follows:

                  (a) Section 2 is amended in its entirety to read as follows:

                  "2. In addition to loans which may be made by you to us, pursuant to Section 2 of the Accounts Agreement, you shall, in your sole discretion, make loans to us from time to time, at our request, of up to (a) the lower of (i) 80% of the "Orderly Liquidation Value" of Eligible Inventory as established by third party appraisals conducted pursuant to the terms of Paragraph 2.6 of the Inventory and Equipment Supplement to the Accounts Agreement and (ii) either (y) 65% (or such lesser percentages thereof as you shall, in your sole discretion, determine from time to time) of the Value of the Eligible Inventory consisting of dual deck VCRs (Series 4000 and 6000 only) until November 17, 1996, which rate shall reduce by 5 percentage points on November 18, 1996 and by an additional 5 percentage points on each subsequent Monday until such rate shall be reduced to 50%, or (z) 50% (or such greater or lesser percentages thereof as you shall, in your sole discretion, determine from time to time) of the Value of any Eligible Inventory other than dual deck VCRs (Series 4000 and 6000)."
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Go-Video
June 4, 1996                                                              Page 3

                  (b) Section 3 is amended in its entirety to read as follows:

                           "3. Except in your sole discretion, the outstanding aggregate principal amount of loans by you to us hereunder shall not exceed the lower of (a) the aggregate amount of the above percentages of the Value of Eligible Inventory or (b) $4,500,000 during the period of June 4, 1996 through November 17, 1996, and $4,000,000 at all other times."

         In the event of a conflict between the terms and provisions of this letter, on the one hand, and the terms and provisions of the Accounts Agreement, the Inventory Agreement, the Trade Financing Agreement, or any of the Amendments, on the other hand, the terms of this letter shall govern.

         The effectiveness of this letter is subject to Go's paying to Congress, concurrently herewith, an amendment fee of $25,000, which fee shall be fully earned when paid and which shall be charged to Go's loan account.

         Go shall pay to Congress all sums, costs, and expenses incurred by Congress and its attorneys and agents in connection with the negotiation, preparation and delivery of this letter and any related agreements or documents. Congress' rights herein shall be in addition to any and all rights contained in
Section 9.5 of the Accounts Agreement.

                                      GO-VIDEO, INC.,
                                      a Delaware corporation


                                      By:_______________________________________
                                      Title:____________________________________



                                      CONGRESS FINANCIAL CORPORATION
                                      (WESTERN), a California corporation


                                      By:_______________________________________
                                      Title:____________________________________